    2024 DIRECTORS’ COMPENSATION POLICY

OBJECTIVE

Section 1261.22 of the Rules and Regulations of the Federal Housing Finance Agency require the Board of Directors to adopt a written policy to provide for the payment of reasonable compensation to Bank Directors for the performance of their duties as members of the Board of Directors.
Pursuant to that regulation, this Directors' Compensation Policy ("Policy") sets forth the activities and functions for which attendance is necessary and appropriate and may be compensated and sets forth the methodology for determining the amount of compensation to be paid. This Policy shall be reviewed annually by the Governance and Public Policy Committee.

POLICY

Total Compensation

The compensation paid to Directors shall be in conformity with the guidelines set forth in this Policy. The Policy guidelines on Director Compensation for 2024 are $152,000 for the Chair, $140,000 for the Vice Chair of the Board; $132,000 for the Audit, Enterprise Risk and Human Resources Committee Chairs; $130,210 for each other Committee Chair, and $123,000 for each of the other Directors. Compensation can exceed the guidelines set forth above based on a Director assuming additional responsibilities, such as chairing a Committee or Board meeting. The total compensation shall be paid in two parts: one-half via retainer fees and the other half in meeting attendance fees.

Quarterly Retainer

In order to compensate Directors for their time while serving as Directors outside of normal Committee and Board meetings, Directors shall be paid a quarterly retainer. The retainer shall compensate Directors for their time preparing for meetings, attending Affordable Housing Advisory Council meetings, attending Bank System meetings, Board training sessions, and other activities outside of normal Committee and Board meetings. The amount of the quarterly retainer varies depending on the responsibilities of the Director as set forth below:

Chair	$19,000
Vice Chair	$17,500
Audit, ERMC, HR Chairs	$16,500
Other Committee Chairs	$16,276
Director	$15,375

Board Meeting Fees

In order to compensate Directors for their time while serving as Directors, each Director that attends a meeting of the Board of Directors (including Committee meetings and participating by telephone) shall be paid a Board Meeting Attendance Fee. The amount of the Board Meeting Attendance Fee varies depending on the role served at the meeting. The following Board Meeting Attendance Fees shall be paid to Directors in attendance at Board of Director's meetings (including telephonic Board meetings):

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    2024 DIRECTORS’ COMPENSATION POLICY

Chairman	$6,333
Vice Chairman	$5,833
Audit, ERMC, HR Chairs	$5,500
Other Committee Chairs[1]	$5,425
Director	$5,125

In the absence of the Chairman, the Acting Chairman, whether it be the Vice Chairman or Chairman Pro Tem, shall receive the Chairman Board Meeting Attendance Fee. Board Meeting Attendance Fees are paid per meeting day.2

Standing Committee Meeting Fees

In order to compensate Directors for their time while serving as Directors, each Director that attends a Standing Committee meeting (including participating by telephone) shall be paid a Standing Committee Meeting Attendance Fee. The amount of the Standing Committee Meeting Attendance Fee varies among Directors in attendance at the meeting. The following Standing Committee Meeting Attendance Fees shall be paid to Directors in attendance at Committee Director's meetings:

Chairman	$6,333
Vice Chairman	$5,833
Audit, ERMC, HR Chairs	$5,500
Other Committee Chairs	$5,425
Director	$5,125

Committee Meeting Attendance Fees are paid per meeting day, not per Committee meeting. No Committee Attendance Fee will be paid if a Board Meeting Attendance Fee is paid for the same day.3

Prorated Fees

A Director’s quarterly retainer fees will be prorated for the number of days in the quarter that they actually served on the Board in the event a Director leaves the Board mid-quarter.

Methodology

In 2023, Aon-McLagan Partners conducted a director compensation study for the FHLBanks, valid for 2024 and this data along with, in accordance with guidance from the Federal Housing Finance Agency, data on the director compensation levels in 2023 at the other FHLBanks, forms the basis for the Bank’s Directors’ Compensation Policy (including compensation levels and fee structure) for 2024..

Attendance

1 The last per meeting fee(s) for the year will be adjusted to ensure the full amount of the per meeting fees is paid; adjustment expected to be $6.00.
2 Board retainer fees are rounded down to the nearest dollar.
3 Board and Committee meeting fees are rounded up to the nearest dollar or adjusted in the final meeting fee payments for the year, as applicable, such that the aggregate of the meeting and retainer fees do not exceed the applicable maximum guideline amounts in this Policy.

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    2024 DIRECTORS’ COMPENSATION POLICY

Directors must fulfill their responsibilities by regularly attending and participating, either in person or telephonically, in at least 75 percent of meetings of the Board of Directors and assigned Committees within a given calendar year. The Board of Directors reserves the right to direct the Corporate Secretary to adjust downward or eliminate the fourth quarter retainer payment to any Director who fails to meet this attendance requirement.

Travel

The Directors shall be reimbursed for travel, subsistence and other related expenses incurred in connection with the Directors duties under the terms and conditions of the Bank's Travel and Expense Policy; provided, however, a Director may not be paid or reimbursed for gift or entertainment expenses.

Disclosure

The Bank shall disclose in its annual report to the Federal Housing Finance Agency the following items:

(i)the sum of the total compensation paid to its Directors in that year;
(ii)the sum of the total expenses paid to its Directors in that year;
(iii)the total compensation paid to each Director in that year;
(iv)the total expenses paid to each Director in that year;
(v)the total of all expenses incurred at group functions that are not reimbursed to individual Directors in that year;
(vi)the total number of Board meetings and Committee meetings held in that year;
(vii)the total number of Board and Committee meetings that each Director attended in that year; and
(viii)a summary of this Policy.

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    2024 DIRECTORS’ COMPENSATION POLICY

APPROVAL DATE: December 14, 2023	POLICY OWNER: General Counsel and Corporate Secretary	REVIEWING MANAGEMENT COMMITTEE: N/A
APPROVAL FREQUENCY: Annually	APPLICABILITY: Bank-wide	APPROVING BOARD COMMITTEE: Governance & Public Policy Committee

POLICY ADMINISTRATION

Approval of Exceptions. All exceptions under this Policy must be approved by the General Counsel and Corporate Secretary or the President and must be reported to the Approving Committee listed above.

Policy Interpretations. The General Counsel and Corporate Secretary may make interpretations of this Policy. All interpretations shall be summarized in a memo and maintained along with the Policy.

COMPLIANCE MONITORING

The General Counsel and Corporate Secretary will be responsible for monitoring the compliance with this Policy.

APPLICABLE LAWS AND REGULATIONS

12 USC § 1427
12 CFR § 1261.22

RELATED POLICIES; BANK-WIDE PROCEDURES

Code of Conduct
Policy Governance Standards

DEFINED TERMS

None

POLICY HISTORY LOG

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    2024 DIRECTORS’ COMPENSATION POLICY

Date	Change	Notes
December 14, 2023	Annual approval, effective January 1, 2024
October 20, 2022	Annual approval, effective January 1, 2023
July 1, 2022	Update General Counsel’s title
October 22, 2021	Annual approval, effective January 1, 2022
October 21, 2020	Annual approval, effective January 1, 2021
August 23, 2019	Annual approval, effective January 1, 2020	Updated to reflect 2019 McLagan Report.
October 25, 2018	Annual approval, effective January 1, 2019	Updated to reach midpoint as reflected in 2017 McLagan Report.
October 27, 2017	Annual approval, effective January 1, 2018	Updated to reflect 2017 McLagan Report.
October 21, 2016	Annual approval, effective January 1, 2017	Updated to reflect 2015 McLagan Report.
October 23, 2015	Annual approval, effective January 1, 2016	Updated to reflect 2015 McLagan Report. Submitted to FHFA 11-5-2015
October 24, 2014	Annual approval
February 21, 2014	Updated and approved	Per request from FHFA
December 18, 2013	Annual approval

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